AMENDMENT NO. 9

Amendment to the Participation Agreement among ReliaStar Life Insurance Company (formerly Northwestern National Life Insurance Company (the "Company"), Variable Insurance Products Fund II (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated January 1, 1991 (the "Agreement").

WHEREAS each of the parties desire to expand the ability of the Company to develop and market Variable Life Insurance Policies and Variable Annuity Contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule B of the Agreement by inserting the following Additional item therein:

     7 Flexible Premium Variable Life Insurance Policy 85-484, and the State exceptions and, upon making such insertion, replaces the existing Schedule B in its entirety with the attached new Schedule B. dated March 25, 1999.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 25, 1999.



                                        ReliaStar Life Insurance Company

                                        By:
                                            ------------------------------------
                                                Michael S. Fischer
                                        Title:  Vice President and
                                                Associate General Counsel


                                        By:
                                            ------------------------------------
                                                John A. Johnson
                                        Title:  Vice President and Actuary
                                                Personal Financial Services

                                        Variable Insurance Products Fund II

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

                                        Fidelity Distributors Corporation

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               --------------------------------

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                                   SCHEDULE B
                                   CONTRACTS

1. Flexible Premium Individual Deferred Retirement Annuity Contract Form Numbers 81-870 and 81-873.

2. Flexible Premium Variable Life Insurance Policy Contract Form Numbers 83-300, 83-301, 83-302, 83-304, 83-305, 83-306, 83-307 or 83-309.

3. Flexible Premium Variable Life Insurance Policy Contract Form No. 84-705, and the state exceptions.

4. Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420, and the state exceptions.

5. Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420, and the state exceptions.

6. Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-230 and the state exceptions.

7. Flexible Premium Variable Life Insurance Policy Contract Form No. 85-484 and the state exception.